Envista Announces Release of 2022 Sustainability Report
BREA, Calif., November 15, 2023 /PRNewswire/ -- Envista Holdings Corporation (NYSE: NVST) today announced the release of its 2022 Sustainability Report, detailing its efforts to incorporate environmental, social, and governance (ESG) considerations into its mission to digitize, personalize, and democratize dental care.

“As we approach the 5th anniversary of Envista’s operations as an independent company, we remain committed to helping dental professionals improve their patients’ lives by digitizing, personalizing, and democratizing oral care. Every day, our products and solutions are accelerating the future of dentistry,’’ said Amir Aghdaei, CEO of Envista. “As with all endeavors at Envista, our sustainability strategy is driven by a commitment to continuous improvement. I am proud to report that the investments we have made in our sustainability journey thus far have enabled the meaningful and positive outcomes that we are able to share in this year’s report.’’

Selected Highlights from Envista’s 2022 Sustainability Report:

•Realized a meaningful year-over-year reduction in our greenhouse gas emissions (scope 1 and 2) of 20% on an absolute basis and 22% on an intensity basis.

•Invested approximately $650,000 to support mission trips, education opportunities, and direct donations to oral health-focused non-profit organizations through the Envista Smile Project.

•Established a cross-functional Sustainability Council tasked with identifying and acting on opportunities to improve Envista’s approach to sustainability across our value chain.

•Continued to achieve both 99% gender pay equity and 99% ethnic pay equity in the U.S.

•Delivered attractive improvements in employee health and safety outcomes through continued investment in our EHS systems.

Mr. Aghdaei continued, “Mitigating our environmental footprint, fostering a culture that is equitable, diverse, and fair, and ensuring good governance and oversight are not only critical to Envista’s commitment to responsible corporate citizenship – they are also critical to our long-term success. As such, while I am pleased to share our progress this year, I am even more motivated by the progress we will make together in the years to come.”

The 2022 Sustainability Report provides both Envista’s sustainability-related performance to date and the foundation upon which Envista will continue to identify opportunities for continuous improvement across the Company’s key sustainability topics. The Company welcomes all stakeholder feedback on its 2022 Sustainability Report, which can be shared via email at sustainability@envistaco.com.

ABOUT ENVISTA HOLDINGS CORPORATION

Envista is a global family of more than 30 trusted dental brands, including Nobel Biocare, Ormco, DEXIS, and Kerr united by a shared purpose: to partner with professionals to improve lives. Envista helps its customers deliver the best possible patient care through industry-leading dental consumables, solutions, technology, and services. Its comprehensive portfolio, including dental implants and treatment options, orthodontics, and digital imaging technologies, covers a wide range of dentists' clinical needs for diagnosing, treating, and preventing dental conditions as well as improving the aesthetics of the human smile. With a foundation comprised of the proven Envista Business System (EBS) methodology, an experienced leadership team, and a strong culture grounded in continuous improvement, commitment to innovation, and deep customer focus, Envista is well equipped to meet the end-to-end needs of dental professionals worldwide. Envista is one of the largest global dental products companies, with significant market positions in some of the most attractive segments of the dental products industry. For more information, please visit www.envistaco.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release are "forward-looking" statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things, the conditions in the U.S. and global economy, the impact of inflation and increasing interest rates, international economic, political, legal, compliance and business factors, the markets served by us and the financial markets, the impact of the COVID-19 pandemic, the impact of our debt obligations on our operations and liquidity, developments and uncertainties in trade policies and regulations, contractions or growth rates and cyclicality of markets we serve, risks relating to product manufacturing, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole or limited sources of supply, disruptions relating to war, terrorism, climate change, widespread protests and civil unrest, man-made and natural disasters, public health issues and other events, security breaches or other disruptions of our information technology systems or violations of data privacy laws, fluctuations in inventory of our distributors and customers, loss of a key distributor, our relationships with and the performance of our channel partners, competition, our ability to develop and successfully market new products and services, our ability to attract, develop and retain our key personnel, the potential for improper conduct by our employees, agents or business partners, our compliance with applicable laws and regulations (including regulations relating to medical devices and the health care industry), the results of our clinical trials and perceptions thereof, penalties associated with any off-label marketing of our products, modifications to our products that require new marketing clearances or authorizations, our ability to effectively address cost reductions and other changes in the health care industry, our ability to successfully identify and consummate appropriate acquisitions and strategic investments, our ability to integrate the businesses we acquire and achieve the anticipated benefits of such acquisitions, contingent liabilities relating to acquisitions, investments and divestitures, our ability to adequately protect our intellectual property, the impact of our restructuring activities on our ability to grow, risks relating to currency exchange rates, changes in tax laws applicable to multinational companies, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, risks relating to product, service or software defects, the impact of regulation on demand for our products and services, and labor matters. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our Annual Report on Form 10-K for fiscal year 2022 and our Quarterly reports on Form 10-Q. These forward-looking statements speak only as of the date of this press release and except to the extent required by applicable law, we do not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

CONTACT

Stephen Keller
Principal Finanial Officer
Envista Holdings Corporation
200 S. Kraemer Blvd., Building E
Brea, California 92821
Telephone: (714) 817-7000